Columbia Funds Variable Insurance Trust I (formerly named Nations Separate
 Account Trust) Columbia High Yield Fund, Variable Series (formerly named Nations High Yield Bond Portfolio) Columbia Marsico Focused Equities Fund, Variable Series (formerly named Nations Focused Equities Portfolio) Columbia Marsico Growth Fund, Variable Series (formerly named Nations Marsico Growth Portfolio) Columbia Marsico International Opportunities Fund, Variable Series (formerly named Nations
   International Opportunities Portfolio)
 Columbia Marsico Mid Cap Growth Fund, Variable Series ( Nations Marsico
    MidCap Growth Portfolio)
 Columbia Marsico 21st Century Fund, Variable Series (Nations 21st Century
    Portfolio) (Funds)

Nations Separate Account Trust Value Portfolio (Fund)
77C Matters submitted to a vote of security holders
On March 15, 2006, a Special Meeting of the Shareholders of the Fund was held to approve the following item, as described in the combined Proxy
Statement/Prospectus for the Meeting. The vote cast at the Meeting were as follows:

To approve an Agreement Plan of Reorganization

For:       5,980,771.368    Shares of beneficial interest being a
                            majority of the shares represented at the meeting.
Against:    212,471.074     Shares of beneficial interest
Abstain:    261,009.666     Shares of beneficial interest

Nations Small Company Portfolio (Fund)
On March 15, 2006, a Special Meeting of the Shareholders of the Fund was held to approve the following item, as described in the combined Proxy
Statement/Prospectus for the Meeting. The vote cast at the Meeting were as follows:

To approve an Agreement Plan of Reorganization

For:       3,712,607.703   Shares of beneficial interest being a
                          majority of the shares represented at the meeting.
Against:    38,224.753    Shares of beneficial interest
Abstain:    147,699.605   Shares of beneficial interest
Proxy Statement/Prospectus incorporated by reference to Accession Number 0001193125-05-246877


Nations Asset Allocation Portfolio (Fund)
On March 15, 2006, a Special Meeting of the Shareholders of the Fund was held to approve the following item, as described in the combined Proxy
Statement/Prospectus for the Meeting. The vote cast at the Meeting were as follows:

To approve an Agreement Plan of Reorganization

For:         1,872,127.576  Shares of beneficial interest being a
                            majority of the shares represented at the meeting.
Against:     50,101.317     Shares of beneficial interest
Abstain:     52,585.878     Shares of beneficial interest

Proxy Statement/Prospectus incorporated by reference to Accession Number 0001193125-05-246878

77I Terms of new or amended securities
Effective May 1, 2006, a new class of shares, Class B shares, was added to Columbia High Yield Fund, Variable Series: Class B shares. As reflected in the Trusts Rule 18f 3 Multi Class Plan under the Investment Company Act of 1940
(the 1940 Act),  Class B Shares are described as follows:
          1.   Maximum Initial Sales Load: None
          2.   Contingent Deferred Sales Charge: None
          3. Maximum Rule 12b-1 Distribution Fee: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class B Shares of the High Yield Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such shares.
          4.   Maximum Shareholder Servicing Fee: None
          5. Conversion Features/Exchange Privileges: Class B Shares of the Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of the Fund.
          6. Other Shareholder Services: Class B Shares of the Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then- current prospectus for such shares of the the Fund.

The already existing class was designated as Class A. Class A shares are being offered without a 12b-1 fee.

The Funds
77E Legal Proceedings

On February 9, 2005, Banc of America Capital Management, LLC ("BACAP" now known as Columbia Management Advisors LLC) and BACAP Distributors, LLC ("BACAP Distributors" now known as Columbia Management Distributors, Inc.) entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the U.S. Securities and Exchange Commission (the "SEC") (the "SEC Order"). A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website.

Under the terms of the SEC Order, BACAP, BACAP Distributors, and their affiliate, Banc of America Securities, LLC ("BAS") agreed, among other things,
(1) to pay $250 million in disgorgement and $125 million in civil money penalties; (2) to cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; (3) to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices; and (4) to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement also requires, among other things, BACAP and BACAP Distributors, along with Columbia Management Advisors, LLC and Columbia Funds Distributors, Inc., the investment advisor to and distributor of the Columbia Funds, respectively, to reduce Columbia Funds, Nations Funds and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions. Consistent with the terms of the settlements, the Nations Funds Boards have an independent Chairman, are comprised of at least 75% independent trustees and have engaged a senior officer with a wide range of compliance and oversight responsibilities.

Pursuant to the procedures set forth in the SEC Order, $375 million will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC. The independent distribution consultant has been in consultation with the staff of the SEC, and has submitted a proposed plan of distribution. The SEC has not yet approved a final plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, including lawsuits brought by shareholders of the affected Nations Funds, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the Nations Funds.

Civil Litigation

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors (collectively "BAC"), Nations Funds Trust and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases.

On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. Among other contingencies, the settlement is contingent upon a minimum threshold amount being received by the Nations Fund shareholders and/or the Nations Funds mutual funds from the previously established regulatory settlement fund. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for preliminary approval.

Separately, a putative class action (Reinke v. Bank of America, N.A., et al.) was filed against Nations Funds Trust and others on December 16, 2004, in the United States District Court for the Eastern District of Missouri relating to the conversion of common trust funds and the investment of assets held in fiduciary accounts in the Funds. The Court granted Nations Funds Trust's motion to dismiss this action on December 16, 2005. On December 28, 2005, the same plaintiff's attorneys filed another putative class action based on the same facts (Siepel v. Bank of America, N.A., et al.) against Columbia Funds Series Trust (as successor to Nations Funds Trust) and others in the United States District Court for the Eastern District of Missouri. Nations Funds Trust filed a motion to dismiss this complaint on May 19, 2006, but the Court has not yet ruled on the motion. On February 22, 2006, another putative class action based on the same facts (Luleff v. Bank of America, N.A. et al.) was filed in the United States District Court for the Southern District of New York against Columbia Funds Series Trust, William Carmichael and others. Columbia Funds Series Trust and William Carmichael filed motions to dismiss this complaint on July 28, 2006, but the Court has not yet ruled on the motions..

Separately, a putative class action - Mehta v AIG Sun America Life Assurance Company - involving fair value pricing of mutual funds was filed in Illinois State Court, subsequently removed to federal court and then transferred to the United States District Court for the District of Maryland for coordinated or consolidated handling in the MDL. AIG SunAmerica Life Assurance Company has made demand upon Nations Separate Account Trust (as successor to Nations Annuity Trust) and BACAP (as successor to Banc of America Advisors, Inc.) for indemnification pursuant to the terms of a Fund Participation Agreement. On June 1, 2006, the court granted a motion to dismiss this case because it was preempted by the Securities Litigation Uniform Standards Act. That dismissal has been appealed to the United States Court of Appeals for the Fourth Circuit.

77M Mergers
Columbia High Yield Variable Series (formerly Nations Separate Account Trust High Yield Bond Portfolio)

On March 15, 2006, the shareholders of Columbia High Yield Fund, Variable Series Fund approved an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of Columbia High Yield Fund, Variable Series to, and the assumption of all of the liabilities of, Columbia High Yield Fund, Variable Series by, Columbia High Yield Variable Series (formerly Nations Separate Account Trust High Yield Bond Portfolio), in exchange for shares of Columbia High Yield Fund, Variable Series, and (ii) the distribution of such shares to the shareholders of Columbia High Yield Fund, Variable Series in complete liquidation of Columbia High Yield Fund, Variable Series.


77O Transactions effected pursuant to Rule 10f-3

Columbia Marsico 21st Centrury Fund, Variable Series (formerly known as Nations Marsico 21st Century Portfolio

On January 25, 2006, Nations Marsico 21st Century Separate Portfolio (Fund) purchased 2,141 par value of equities of Chipotle Mexican Grill (Securities) for a total purchase price of $47,102 from Morgan Stanley pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; SG Cowen & Co.; Banc of America Securities LLC; Citigroup; JP Morgan; A.G. Edwards; Merrill Lynch & Co.; RBC Capital Markets; Suntrust Robinson Humphrey; Wachovia Securities


On January 25, 2006, Nations Marsico 21st Century Separate Porfolio (Fund) purchased 43 par value of equities of Chipotle Mexican Grill (Securities) for a total purchase price of $946 from Cowen pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; SG Cowen & Co.; Banc of America Securities LLC; Citigroup; JP Morgan; A.G. Edwards; Merrill Lynch & Co.; RBC Capital Markets; Suntrust Robinson Humphrey; Wachovia Securities

Columbia Marsico 21st Century Fund

On June 28, 2006 (Fund) Columbia Marsico 21st Century Fund purchased 2,180 par value of bonds of Aventine Renewable Energy Holdings (Securities) for a total purchase price of $93,740 from Friedman Billings Ramsey pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Banc of America Securities LLC; Friedman Billings Ramsey; Goldman, Sachs &
Co.; BMO Capital Markets; JP Morgan; UBS Investment Bank


77Q1 Exhibits

Amended and Restated Declaration of Trust, Amended & Restated By-Laws And Investment Advisory Agreements hereby incorporated by reference to Accession Number 0000950135-06-002815.